Exhibit 5.1

                  [Headed Paper of Zellermayer, Pelossof & Co.]



November 20, 2001

Given Imaging Ltd.
2 Ha'Carmel Street
Yoqneam 20692
Israel

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have acted as counsel to Given Imaging Ltd., an Israeli company (the "Company") in connection with the registration of 3,456,183 Ordinary Shares, par value NIS 0.05 per shares (the "Shares"), issuable pursuant to the Company's 1998 and 2000 Stock Option Plans (together, the "Plans") as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion. In our examination we have assumed the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company), the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to relevant facts material to our opinion, we have relied, without any independent investigation or verification, upon written or oral statements of officers and other representatives of the Company and certificates of public officials.

          In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel. Based upon and subject to the foregoing, we are of the opinion that insofar as Israeli law is concerned:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2. The Shares have been duly authorized and reserved for issuance by the Company and, when issued and sold against payment therefor of the exercise price as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

                                                 Very truly yours,

                                                 /s/ Zellermayer, Pelossof & Co.

                                                 Zellermayer, Pelossof & Co.
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